Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Third Quarter 2019 Financial Results

Announces Year-to-Date Investment Activity and Development Commitments of $256.9 million

Announces Normalized FFO of $0.27 per share for the Third Quarter of 2019

Third Quarter Highlights:

•	Reported third quarter 2019 total revenue of $107.6 million, an increase of 2% over the prior year period.

•	Generated third quarter net income per share and OP unit of $0.08 on a fully diluted basis, compared to net income per share and OP unit of $0.12 on a fully diluted basis in the same period last year.

•	Generated third quarter normalized funds from operations (Normalized FFO) of $0.27 per share and OP unit on a fully diluted basis.

•	Third Quarter MOB Same-Store Cash Net Operating Income (Cash NOI) growth was 3.3% year-over-year.

•	Declared a quarterly dividend of $0.23 per share and OP unit for the third quarter 2019, paid October 18, 2019.

•	Sold 3,020,711 common shares pursuant to the ATM program at a weighted average price of $17.41, resulting in total proceeds of approximately $52.1 million.

Milwaukee, WI - November 6, 2019 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the third quarter ended September 30, 2019.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “At Physicians Realty Trust, we have remained dedicated to providing long-term value to our shareholders by continuing to partner with leading providers in the industry. We have experienced great performance from our existing medical office portfolio and are on track to meet the acquisition expectations set earlier this year. We are pleased to announce a positive resolution on our LTACH facilities as we transition and establish our relationship with LifeCare 2.0, LLC. After the quarter ended, we also completed the sale of the Foundation Surgical Hospital in El Paso, Texas.”

“We look forward to discussing our quarterly performance, as well as our thoughts for the remainder of the year, during today’s conference call,” Mr. Thomas concluded.

Third Quarter Financial Results

Total revenue for the third quarter ended September 30, 2019 was $107.6 million, an increase of 2% from the third quarter 2018. As of September 30, 2019, the portfolio was 96% leased.

Total expenses for the third quarter 2019 were $92.4 million, a decrease of 3% from the same period in 2018. Interest expense and depreciation and amortization decreased $0.1 million and $6.1 million, respectively, which was partially offset by a $1.6 million increase in operating expenses.

Net income for the third quarter 2019 was $15.6 million, compared to net income of $23.8 million for the third quarter 2018.

Net income attributable to common shareholders for the third quarter 2019 was $14.7 million. Diluted earnings per share for the third quarter 2019 was $0.08 based on approximately 192.0 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds from operations (FFO) for the third quarter 2019 consisted of net income, plus $36.5 million of depreciation and amortization, less $0.4 million of gain on sale of investment properties, less $0.5 million of other adjustments, resulting in $0.27 per share and OP unit on a fully diluted basis. Normalized FFO, which adjusts for net changes in fair value, was $51.2 million, or $0.27 per share and OP unit on a fully diluted basis.

Normalized funds available for distribution (FAD) for the third quarter 2019, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures, was $47.7 million.

Our MOB Same-Store portfolio, which includes 237 properties representing approximately 91% of our net leasable square footage, generated year-over-year Cash NOI growth of 3.3% for the third quarter 2019.

Update on LifeCare Facilities

As discussed in the Company’s press release dated May 30, 2019, LifeCare Holdings LLC, along with several related entities, filed for Chapter 11 bankruptcy in order to facilitate a sale process under bankruptcy protection. The Company did not receive contractually-owed rent payments for April and May 2019, representing an aggregate $0.8 million in lost cash rent. The payment of contractual rent on the related master-lease resumed in June 2019 and full monthly rent has been paid continuously since then. The Company has received a note receivable from the tenant for approximately $1.1 million bearing interest at a rate of 10.0% per year representing past due rent, real estate taxes, late charges, interest owed under the master lease, and legal fees that will be paid in monthly installments over 12 months.

Other Recent Events

Third Quarter Investment Activity

In the quarter ended September 30, 2019, the Company completed acquisitions of 8 operating healthcare properties located in 3 states for an aggregate purchase price of approximately $81.9 million. The Company also funded $11.9 million of loan transactions, which included funding of $3.7 million under two construction loans, $1.2 million under one mezzanine loan, and $7.0 million under one term loan. The Company also paid $0.6 million under a noncontrolling interest buyout and $0.7 million of additional purchase price consideration on 1 property under an earn-out agreement. These investment activities result in total investment activity of approximately $95.2 million.

Since our August 7, 2019 press release and through September 30, 2019, the Company completed one portfolio acquisition:

Shell Ridge Portfolio - On September 27, 2019, the Company completed the acquisition of a five-building portfolio located in Walnut Creek, California for a purchase price of $34.6 million. The Company partially funded this transaction through issuance of an aggregate 910,032 OP units valued at approximately $16.1 million. The five assets, representing an aggregate 93,011 square feet, are fully leased to John Muir Health (Moody’s: A1). The properties are adjacent to the John Muir Health flagship campus providing an on-campus medical facility to the John Muir Medical Center. The first-year unlevered yield on this investment is expected to be 6.1%.

Third Quarter Disposition Activity

During the quarter ended September 30, 2019, the Company completed the disposition of one property, representing 13,640 square feet for approximately $2.8 million. The Company recognized an aggregate gain on the sale of approximately $0.4 million.

Recent Capital Activity

During the quarter ended September 30, 2019, the Company issued 3,020,711 shares pursuant to its ATM program at a weighted average price of $17.41 for net proceeds of $52.1 million.

Dividend Paid

On September 20, 2019, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended September 30, 2019. The distribution was paid on October 18, 2019 to common shareholders and OP Unit holders of record as of the close of business on October 3, 2019.

Recent Investment Activity

Since September 30, 2019, the Company acquired one property located in Manchester, Connecticut for approximately $11.3 million.

ProHealth MOB - On October 15, 2019, the Company completed the acquisition of a 28,925 square foot medical office facility for a purchase price of $11.3 million. The asset is leased by anchor tenant ProHealth Physicians (UnitedHealth Group - Moody’s: A3) and includes an urgent care, imaging services, physical therapy, and hearing services. ProHealth is part of the OptumCare network, a leading national information and technology-enabled health services business. The first-year yield on this investment is expected to be 6.1%.

The Company also completed a term loan in the amount of $47.0 million that is secured by a deed of trust on an approximately 98,000 square foot newly constructed medical office building located in Fort Worth, Texas. The loan bears interest at the rate of 6.0% per year. Since September 30, 2019, the Company has funded total loan activity of $53.6 million.

On October 31, 2019, the Company acquired a 49% membership interest in MedCore Realty Eden Hill, LLC for approximately $8.9 million. The joint venture owns a 140,205 square foot medical office facility in Dover, Delaware.

On October 31, 2019, the Company disposed of the Foundation El Paso Surgical Hospital in El Paso, Texas for $32.0 million. The Company provided financing to the buyer for approximately $27.6 million in the form of a two-year term loan. The loan bears interest at a rate of 8.0% per year for the first thirteen months and increases to 10.0% per year thereafter through maturity. In addition, the term loan includes origination and exit fees, resulting in an aggregate rate of return of approximately 12%.

Conference Call Information

The Company has scheduled a conference call on Wednesday, November 6, 2019, at 11:00 a.m. ET to discuss its financial performance and operating results for the third quarter ended September 30, 2019. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Third Quarter Earnings Call or passcode: 13691690. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning November 6, 2019, at 2:00 p.m. ET until December 6, 2019, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13691690. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning November 6, 2019, the Company’s supplemental information package for the third quarter 2019 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of September 30, 2019, owned approximately 96.7% of OP units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed by the Company with the Commission on February 28, 2019.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental revenues	$78,820	$76,461	$224,206	$235,740
Expense recoveries	26,295	23,629	76,508	72,225
Interest income on real estate loans and other	2,478	4,938	7,150	9,275
Total revenues	107,593	105,028	307,864	317,240
Expenses:
Interest expense	16,185	16,326	48,507	49,974
General and administrative	8,110	6,593	24,758	22,156
Operating expenses	31,504	29,870	94,348	90,670
Depreciation and amortization	36,614	42,723	109,348	119,024
Total expenses	92,413	95,512	276,961	281,824
Income before equity in income of unconsolidated entities and gain on sale of investment properties, net:	15,180	9,516	30,903	35,416
Equity in income of unconsolidated entities	30	28	90	85
Gain on sale of investment properties, net	409	14,227	3,442	11,664
Net income	15,619	23,771	34,435	47,165
Net income attributable to noncontrolling interests:
Operating Partnership	(434)	(656)	(939)	(1,300)
Partially owned properties	(136)	(119)	(410)	(374)
Net income attributable to controlling interest	15,049	22,996	33,086	45,491
Preferred distributions	(314)	(284)	(892)	(1,055)
Net income attributable to common shareholders	$14,735	$22,712	$32,194	$44,436
Net income per share:
Basic	$0.08	$0.12	$0.17	$0.24
Diluted	$0.08	$0.12	$0.17	$0.24
Weighted average common shares:
Basic	186,328,500	182,076,513	184,760,335	181,963,693
Diluted	191,980,222	187,473,230	190,489,654	187,622,109

Dividends and distributions declared per common share and OP Unit	$0.23	$0.23	$0.69	$0.69

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$226,295	$211,253
Building and improvements	3,715,866	3,623,962
Tenant improvements	50,624	36,497
Acquired lease intangibles	398,218	452,384
	4,391,003	4,324,096
Accumulated depreciation	(516,930)	(411,052)
Net real estate property	3,874,073	3,913,044
Right-of-use lease assets, net	128,490	—
Real estate loans receivable	94,211	55,659
Investments in unconsolidated entities	1,331	1,330
Net real estate investments	4,098,105	3,970,033
Cash and cash equivalents	8,724	19,161
Tenant receivables, net	8,209	8,881
Other assets	132,659	144,759
Total assets	$4,247,697	$4,142,834
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$512,851	$457,388
Notes payable	967,573	966,961
Mortgage debt	83,801	108,504
Accounts payable	6,691	3,886
Dividends and distributions payable	45,412	43,821
Accrued expenses and other liabilities	70,173	76,282
Lease liabilities	63,335	—
Acquired lease intangibles, net	6,474	13,585
Total liabilities	1,756,310	1,670,427

Redeemable noncontrolling interests - Series A Preferred Units and partially owned properties	27,736	24,747

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 188,340,416 and 182,416,007 common shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1,883	1,824
Additional paid-in capital	2,903,459	2,791,555
Accumulated deficit	(526,195)	(428,307)
Accumulated other comprehensive income	3,137	14,433
Total shareholders’ equity	2,382,284	2,379,505
Noncontrolling interests:
Operating Partnership	81,052	67,477
Partially owned properties	315	678
Total noncontrolling interests	81,367	68,155
Total equity	2,463,651	2,447,660
Total liabilities and equity	$4,247,697	$4,142,834

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2019	2018
Net income	$15,619	$23,771
Earnings per share - diluted	$0.08	$0.12

Net income	$15,619	$23,771
Net income attributable to noncontrolling interests - partially owned properties	(136)	(119)
Preferred distributions	(314)	(284)
Depreciation and amortization expense	36,523	42,670
Depreciation and amortization expense - partially owned properties	(69)	(86)
Gain on sale of investment properties, net	(409)	(14,227)
FFO applicable to common shares and OP Units	$51,214	$51,725
Net change in fair value of derivative	1	(9)
Normalized FFO applicable to common shares and OP Units	$51,215	$51,716

FFO per common share and OP Unit	$0.27	$0.28
Normalized FFO per common share and OP Unit	$0.27	$0.28

Normalized FFO applicable to common shares and OP Units	$51,215	$51,716
Non-cash share compensation expense	2,523	2,056
Straight-line rent adjustments	(3,780)	(4,670)
Amortization of acquired above/below-market leases/assumed debt	932	667
Amortization of lease inducements	336	305
Amortization of deferred financing costs	600	593
TI/LC and recurring capital expenditures	(4,134)	(4,955)
Normalized FAD applicable to common shares and OP Units	$47,692	$45,712

Weighted average number of common shares and OP Units outstanding	191,980,222	187,473,230

	Three Months Ended September 30,
	2019	2018
Net income	$15,619	$23,771
General and administrative	8,110	6,593
Depreciation and amortization	36,614	42,723
Interest expense	16,185	16,326
Net change in the fair value of derivative	1	(9)
Gain on sale of investment properties, net	(409)	(14,227)
NOI	$76,120	$75,177

NOI	$76,120	$75,177
Straight-line rent adjustments	(3,780)	(4,670)
Amortization of acquired above/below-market leases	948	667
Amortization of lease inducements	336	305
Cash NOI	$73,624	$71,479

Cash NOI	$73,624	$71,479
Assets not held for all periods	(2,064)	(1,055)
LTACH & Hospital Cash NOI	(6,421)	(5,199)
Lease termination fees	(185)	(2,256)
Interest income and other	(1,858)	(1,908)
MOB Same-Store Cash NOI	$63,096	$61,061

	Three Months Ended September 30,
	2019	2018
Net income	$15,619	$23,771
Depreciation and amortization	36,614	42,723
Interest expense	16,185	16,326
Gain on sale of investment properties, net	(409)	(14,227)
EBITDAre	$68,009	$68,593
Non-cash share compensation expense	2,523	2,056
Non-cash changes in fair value	1	(9)
Adjusted EBITDAre	$70,533	$70,640

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above- or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and recurring capital expenditures related to tenant improvements and leasing commissions, and includes cash payments from seller master leases and rent abatement payments. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, and impairment loss. We define Adjusted EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, loss (gain) on dispositions, impairment loss, non-cash share compensation expense, non-cash changes in fair value, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.